SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[ X ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          ELEPHANT & CASTLE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                              Vancouver, BC V6B 2W5
                                     Canada
                                                    (604) 684-6451



                                                              July 23, 1999


Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Elephant & Castle Group Inc. The Annual Meeting will be held commencing at 9:00 A.M. in the morning, on Thursday, August 23, 1999, in the Chevalier Room of the Rosedale on Robson Suites Hotel, located at 855 Hamilton Street, Vancouver, B.C. Canada V6B 6A2.

         The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. In addition, an informal report on the state of the Company's business and affairs will be provided to interested persons during any recess in the formal proceedings.

         It is important that your shares be represented at the meeting. Therefore, I urge that you MARK, SIGN, DATE and RETURN PROMPTLY the enclosed PROXY in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. We are looking forward to seeing our shareholders at the meeting.


                                          Sincerely,

                                          /s/Martin O'Dowd
                                          ----------------
                                          Martin O'Dowd,
                                          President/Chief Executive Officer

                                          /s/Richard Bryant
                                          -----------------
                                          Richard Bryant,
                                          Vice President/Chief Financial Officer

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                         Vancouver, B.C. V6B 2W5 CANADA
                                  (604)684-6451

                            NOTICE OF ANNUAL MEETING
                                 August 23, 1999

         The Annual Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") will be held in the Chevalier Room of the Rosedale on Robson Suites Hotel, located at 855 Hamilton Street, Vancouver B.C., V6B 6A2, on Thursday, August 23, 1999 at 9:00 A.M. in the morning for the following purposes:

         (i) To elect seven (7) Directors, each to serve until the next annual meeting of shareholders of the Company; and

         (ii) To consider such other business as may properly come before the meeting. In accordance with local practice in Canada, the Shareholders will be receiving, considering and approving a report to the Shareholders from the Board of Directors; and receiving, considering and approving the Audited Financial Statements of the Company for the fiscal year ended December 27, 1998 and the Auditor's Report thereon; and

         (iii) To ratify the appointment of Pannell Kerr Forster Worldwide, as the Company's auditors for the fiscal year ending December 26, 1999.

         Shareholders of record at the close of business on July 12, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                            By order of the Board of   Directors


                                            /s/Martin O'Dowd
                                            ----------------
                                            Martin O'Dowd,
                                            President/Chief Executive Officer


                                            /s/Richard Bryant
                                            -----------------
                                            Richard Bryant, Vice
                                            President/Chief Financial Officer
Vancouver, B.C.
July 23, 1999

                          ELEPHANT & CASTLE GROUP INC.

                              1999 PROXY STATEMENT


         This proxy statement is being furnished to holders of Common Shares of Elephant & Castle Group Inc. (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for the 1999 Annual Meeting of Shareholders, scheduled to be held on Thursday, August 23, 1999 and at any adjournment thereof.

         If executed and returned, the proxies will be voted by the proxy holders at the 1999 Annual Meeting of Shareholders for the election of directors, and for the ratification of the Board's selection of independent auditors. Martin O'Dowd, President of the Company, will act as proxy, or in the event of his unavailability, Rick Bryant, Chief Financial Officer, will so act. Shareholders may substitute a proxy in lieu of either of such persons.

         This statement and form of proxy are intended to be first mailed to shareholders on or after July 23, 1999. Any shareholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting, by notifying the Corporate Secretary at the offices thereof, 856 Homer Street, Vancouver, B.C.
(604)684-6451, in writing or in person at any time up to, and including, the last business day preceding the Annual Meeting or any adjournment thereof or, as to any matter is respect of which a vote shall not have already been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof.

         Only holders of the Company's Common Shares outstanding as of the close of business on July 12, 1999, the record date, will be entitled to vote at the meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the record date, there are 3,544,709 Common Shares outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of a majority of the outstanding Common Shares is necessary to provide a quorum at the Annual Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

         The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.


Preliminary Information

         The Corporation is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of casual dining restaurants located throughout Canada, and, to a lesser extent, in the United States. The Company entered into a joint venture with Rainforest Cafe, Inc. (NASDAQ: RAIN) to develop and operate Rainforest restaurants in Canada.


Voting Securities and Principal Holders Thereof

         All holders of the Company's Common Shares (herein the "Common Shares") of record as of the close of business on July 12, 1999 are entitled to vote at the Annual Meeting. Each holder is entitled to one vote per Common Share. There is no cumulative voting.


Security Ownership of Directors, Management and Certain Beneficial Owners

         As of the close of business on July 12, 1999, 3,544,709 Common Shares were issued and outstanding. The following table sets forth, as of such date, information relating to the beneficial ownership of the Company's Common Shares by each person known to the Company to be the beneficial owner of more than 5% of the Common Shares, by each director, by each of the named executive officers and by all directors and executive officers as a group:

                                                              Approximate
                                                             Percentage of
    Name and Address         Number of Shares             Outstanding Shares(3)
    ----------------         ----------------             ---------------------
Jeffrey M. Barnett(1)(2)          562,375                        15.92%

Peter J. Barnett(3)               550,375                        15.9 %

                                                              Approximate
                                                             Percentage of
    Name and Address         Number of Shares             Outstanding Shares(3)
    ----------------         ----------------             ---------------------

George W. Pitman(1)(2)            129,250                         3.6%

William C. McEwen(1)(4)             7,100                            *

Martin O'Dowd(1)(4)                23,960                            *

David Wiederecht(1)(5)               ---

Anthony Mariani(1)(5)                ---

Colin Stacey                         ---

Richard H. Bryant(1)                 ---

Daniel DeBou(4)                    33,200                            *

Paul Tilbury(4)                    42,000                          1.2%

General Electric
  Investment Private
  Placement Partners II(6)        299,721                          8.59%

All Directors and Executive
Officers as a Group                                               31.09%

-----------------------------

(1) Each person is a director. Mr. Pitman is not a nominee for reelection to the Board.
(2) Includes shares subject to conditional options issued to the founders of the Company.
(3)      Includes  50,000  shares  transferred  by  Mr.  Peter  Barnett  to  his children.
(4)      Includes  all  vested  options   granted  to  directors  and  executive
         officers.
(5) Messrs. Wiederecht and Mariani are employed by a fund, the holdings of which are separately stated herein.
(6) Excludes up to 4,508,000 additional Shares subject to Warrants and Subordinated Convertible Debentures held by the Fund.

* = less than one percent.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Memorandum and Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified. As required by the Company Act of British Columbia, advance notice of the Annual Meeting was published in the Vancouver Sun newspaper in Vancouver, British Columbia, Canada, on June 25, 1999.

         It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director. The term of office for each elected director will expire at the Company's next Annual Meeting of Shareholders to be held in 2000.

         The names, ages, principal occupation and country of ordinary residence of the nominees as of April 30, 1999, and certain information about them, are set forth below:

          Name             Age    Principal Occupation

Jeffrey M. Barnett(a)(b)   60     Founder and Director
(Canada)

Martin O'Dowd (a)(b)       59     President and Chief Executive
(U.S.)                            Officer of the Company

Colin Stacey               59     Vice President and Chief
(Canada)                          Operating Officer of the Company

William L. McEwen(a)(b)    74     Independent Entrepreneur, Real
(Canada)                          Estate and Telecommunications

          Name             Age    Principal Occupation
David Wiederecht(a)        43     Vice President, Alternative
  (U.S.)                          Investments, GE Investment
                                  Corporation

Anthony Mariani(b)         35     Vice President of Private Equities,
(U.S.)                            GE Investment Corporation

Richard H. Bryant          45     Vice President and Chief Financial
(Canada)                          Officer of the Company/Interim
                                  Director

---------------------------
(a)  Audit Committee as of 1998-1999
(b)  Compensation Committee as of 1998-1999


Executive Officers and Directors

         Martin O'Dowd was first elected to the Board of Directors of the Company in June of 1995, initially serving as an outside director. In August of 1997, he was elected to serve as President of Elephant & Castle International, Inc., and on March 19, 1998, was elected President and Chief Executive Officer of the Company. Previously, from May of 1995, until April 28, 1997, he was President and Chief Operating Officer of Rainforest Cafe, Inc., Minneapolis, MN. From July 1987 to May 1995, Mr. O'Dowd was Corporate Director of Food and Beverage Services for Holiday Inn Worldwide, where Mr. O'Dowd was responsible for approximately $250 million in annual food and beverage revenue and was responsible for concept development, strategic planning, and operations for 120 company-owned units. Previously, Mr. O'Dowd was Vice President and General Operations Manager for the New York based Hard Rock Cafe Organization, and prior to that was associated with Steak & Ale Restaurants.

         Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Jeffrey M. Barnett served as Chairman of the Board and Chief Executive Officer of the Company until July of 1999. He has entered into a Severance Agreement with the Company. See ACertain Relationships and Related Transactions".

         George W. Pitman, Vice President - Design and Development, is one of the founders of the Company and served as a key executive and a director of the Company since prior to the initial public offering. Mr. Pitman's employment with the Company was not renewed upon expiration of his employment agreement in June, 1999. Mr. Pitman has asserted claims for severance pay, which claims have not been resolved to date.

        Colin Stacey is the Chief Operating Officer of the Company since June of 1997. Prior to joining the Company, Mr. Stacey was President and Chief Executive Officer of Keg's Restaurants, a North American subsidiary of Whitbread PLC, from 1992 to June of 1997. Prior to this assignment, Mr. Stacey occupied senior management positions within Whitbread's restaurants and leisure businesses in the United Kingdom and Australia. Subsequent to the 1997 Annual Meeting, Mr. Stacey was elected by the Board to serve as a director of the Company, but took an indeterminate leave from service as a director. Mr. Stacey has been nominated for election to the Board in 1999.

         Richard Hugh Bryant is the Vice President and Chief Financial Officer of the Company since November of 1997. Prior to joining the Company, Mr. Bryant was Chief Financial Officer of KEG Restaurants Limited, a subsidiary of Whitbread PLC, from August of 1993 to June of 1997. Prior thereto, he served as financial controller of the Whitbread Beer Company, a division of Whitbread PLC, from June of 1990 until August of 1993.
Since March of 1998, Mr. Bryant has been serving as a director of the Company.

         William  L.  McEwen  is  an   independent   entrepreneur   who  is  the
owner/manager of residential and commercial properties in Ottawa, Ontario, and Vancouver, B.C. Mr. McEwen was first elected a director in 1993.

         David Wiederecht is Vice President of Alternative Investments for GE Investment Corporation since January 1994. Prior to his current assignment, he served GE Investments in various senior financial management assignments in GEIC's real estate and finance organization since 1988. Prior to joining GEIC, Mr. Wiederecht worked at various assignments within General Electric Company, including corporate headquarters and GE's audit staff. Mr. Wiederecht was first elected to the Board of Directors of the Company in January, 1996.

         Anthony Mariani is Vice President of Private Equities for GE Investment Corporation since 1997. Prior to his current assignment, he worked at various assignments in GE Investments' private equities and finance organizations since 1988. Mr. Mariani was first elected to the Board of Directors of the Company in January, 1996.

         Daniel DeBou, Chartered Accountant, has been the Chief Accounting Officer of the Company since January 1, 1993. Prior to joining the Company, Mr. DeBou was employed from 1978 to 1992 in various financial capacities with Woodward Stores Limited, a publicly-owned company traded on the Toronto Stock Exchange and engaged in the operation of department and specialty stores.

         Paul Tilbury, formerly Vice President of Operations, is currently serving as Vice President of Canadian Rainforests Restaurants, Inc., a jointly owned subsidiary of the Company and Rainforest Cafe, Inc. Mr. Tilbury is the nephew of Mr. Jeffrey M. Barnett.

Meetings, Attendance, Committees

         The Board of Directors of the Company held eight (8) regular meetings in 1998. The Board maintains two standing committees: the Compensation Committee and the Audit Committee. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the total number of meetings held by all Committees of the Board on which he served during such period.

         It is the function of the Compensation Committee to review the Company's remuneration policies and practices, administer certain of the Company's incentive compensation and stock option plans, and establish the salaries of the executive officers of the Company. Messrs. Jeffrey M. Barnett, Martin O'Dowd, William McEwen, and Anthony Mariani have heretofore served as the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, William McEwen, Martin O'Dowd and David Wiederecht have heretofore served as the Audit Committee. The Committees meet separately from, but usually on the same days as, regularly scheduled Board meetings. The Company does not maintain a nominating committee or one performing a similar function.

Compensation of Directors

         Directors who are not employees or officers of the Company (herein the "Outside Directors") were separately compensated for their services as follows:
CDN $500.00 cash for each three months as a director, plus 1,000 shares of Company Stock for each two years of service as an outside director. Effective July 1, 1999, Outside Director compensation was increased to CDN $1,250 per quarter plus 3,000 shares of Company Common Stock for each year of service. Certain outside Directors have elected not to accept cash compensation and have redirected their shares compensation to their employer. No director, other than Mr. Jeffrey Barnett, is indebted to the Company. As to Mr. Barnett's indebtedness to the Company, see ACertain Relationships and Related Transactions".


Executive Compensation
Report of the Compensation Committee

         The Compensation Committee (the "Committee") is currently composed of four directors, Messrs. Anthony Mariani, Chairman, Jeffrey M. Barnett, Martin O'Dowd and William McEwen. Messrs. Mariani and McEwen are non-employee directors. Mr. Barnett ceased as of a recent date to be an executive employee. See ACertain Relationships and Related Transactions". During 1998, the Committee has not altered or otherwise modified the compensation practices and general rates which prevailed for the principal executives of the Company at the time of the 1993 public offering. The Committee negotiated a compensation package for Mr. O'Dowd, the chief executive officer of the Company.

                                                   The Compensation Committee
                                                   By: Anthony Mariani, Chairman
                                                       Jeffrey M. Barnett
                                                       Martin O'Dowd
                                                       William McEwen




Compensation Committee Interlocks and Insider Participation

         Anthony Mariani, an outside director, is currently serving as Chairman of the Compensation Committee. Messrs. McEwen, Mariani and Wiederecht are outside directors. The Company intends to pursue a policy of having directors unaffiliated with management to constitute a majority of the full Board, and at least one half of the members of the Compensation Committee and the Audit Committee. Filling vacancies on the Board requires finding Canadian citizens willing to so serve, since the Board of any corporation organized under the laws of British Columbia must consist of a majority of Canadian residents. There are no interlocks among the members of the Compensation Committee.

Summary Compensation Table

         The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company serving as such as of the end of the last fiscal year for their services rendered during fiscal years 1998, 1997 and 1996. All figures are in Canadian dollars. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 1998, the average value was each CDN $1.00 equals U.S. $0.69.

                                  Base                       All Other
                                 Salary        Bonuses       Compensation(1)
                                 ------        -------       ---------------
Jeffrey M. Barnett,
Chairman

         12/27/1998           CDN $167,178       -0-             45,398
         12/31/1997                164,373       -0-             45,398
         12/31/1996                152,361       -0-             25,026

Martin O'Dowd,
Chief Executive Officer
 and President

         12/27/1998           CDN $247,801    72,000                -0-
         12/31/1997                 59,278       -0-                -0-
         12/31/1996                    N/A

Richard Bryant,
Chief Financial Officer

         12/27/1998           CDN $132,125       -0-                -0-
         12/31/1997                 20,833       -0-                -0-
         12/31/1996                    N/A       -0-                -0-

George W. Pitman
Vice President,
Design and Development

         12/27/1998           CDN $102,590       -0-                -0-
         12/31/1997                 99,750       -0-                -0-
         12/31/1996                 99,750       -0-                -0-

                                  Base                       All Other
                                 Salary        Bonuses       Compensation(1)
                                 ------        -------       ---------------

Paul Tilbury,
Vice President
Canadian Rainforest

         12/27/1998           CDN $ 86,359       -0-             $4,094
         12/31/1997                 58,052       -0-                ---
         12/31/1996                 58,052       -0-                ---

---------------------------
(1)      The other  compensation  consists of life  insurance  premiums  paid on policies on which the families of the insured are the sole beneficiaries. Also includes, in 1998 and 1997, certain travel and entertainment perquisites deemed to be of a compensatory nature. In addition, Mr. Jeffrey M. Barnett is the owner of an apartment in Toronto, Canada used by the Company for various business purposes. Through 1998, the Company paid CDN $2,500 per month for the use thereof, no part of which has been accounted for as other compensation. The arrangement terminated at the end of 1998.

         The Company currently does not maintain and none of its executive officers are eligible for deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements.

         The aggregate compensation paid or payable directly to the Company's directors and senior officers as a group (including the named executive officers) by the Company for the year ended December 31, 1998 was $859,545. These amounts include salaries, fees, commissions and bonuses; and excludes the value of options granted in partial compensation for salary or bonus. The Directors and senior officers as a group earned taxable benefits in 1998 aggregating less than $5,000.00, comprising solely standard medical benefits.

Employment Agreements

         During 1993, the Company entered into five-year employment agreements with the personal service corporations of Messrs. Jeffrey M. Barnett, Peter Barnett and George W. Pitman. The agreements with Messrs. Jeffrey M. Barnett and George W. Pitman were extended through 1999. See discussion of Barnett Severance Agreement in ACertain Relationships and Related Transactions" and non-renewal of Mr. Pitman's employment agreement in AExecutive Officers and Directors".

Employee Stock Option, and Stock Compensation Plans

         The Board of Directors of the Company has adopted two Stock Plans, and the shareholders have ratified such plans: They are the 1993 Stock Option Plan and the 1997 Stock Compensation Plan.

         Under the 1993 Stock Option Plan, options may be granted to key salaried management and administration employees. Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman are not eligible for grants pursuant to the 1993 Plan. 100,000 shares were initially set aside for grants pursuant to the 1993 Plan. 400,000 shares were set aside pursuant to the 1997 Stock Compensation Plan. Options granted pursuant to both Plans vest 1/3 after 18 months; 2/3 after 30 months; and as to the balance, after 42 months. All options expire on the fifth annual anniversary of the date of grant. 105,000 options were granted to employees during 1998 pursuant to the 1997 Plan. No employee stock options were exercised under either Plan during the most recent year.

         The 1993 Stock Option Plan and the 1997 Stock Compensation Plan are intended to permit the Company to retain and attract qualified individuals who contribute to the overall success of the Company and the achievement of performance measures. Both Plans are administered by the Compensation Committee of the Board of Directors, whose members determine to whom options will be granted and the terms of the options. The Committee is entitled to accelerate the vesting of options upon such circumstances as it deems appropriate. Actual vesting can be accelerated or delayed based on performance measures established by the Compensation Committee.

         No persons who are officers or directors either received any grants or exercised any options under either Plan during fiscal 1998.

Non-Plan Options

         During 1998, options for 945,000 Common Shares were granted to five key executives, four of whom commenced employment with the Company in 1997. None have been exercised and 20,000 of these options were canceled through December 27, 1998.

Total Options/Weighted Average Exercise Price

         Including the 925,000 remaining options granted in 1998, there were an aggregate of 1,312,584 options outstanding at December 27, 1998, exercisable at various prices at a weighted average exercise price of U.S.
$6.45 per share.


Certain Relationships and Related Transactions

         On July 16, 1999, the Company executed a Settlement Agreement with Jeffrey M. Barnett and two personal services corporations of Mr. Barnett with respect to the severance of Mr. Barnett's employment with the Company.
The Settlement Agreement provides, among other things, as follows:

         (1) The Management Service Agreement pursuant to which the two personal service corporations provided the Company with the management services of Mr. Barnett were terminated and canceled. Mr. Barnett resigned as Chairman of the Board and all titles with the Company's subsidiaries and affiliates. Mr. Barnett will continue as a director of the Company.

         (2) The Company will pay to Mr. Barnett the sum of $335,000, with $100,000 payable on or before August 1, 1999 and the balance of $235,000 payable in ten equal quarter-annual installments of $23,500 commencing November 1, 1999 with the last installment due February 1, 2002. The unpaid balance outstanding from time-to-time is convertible, at Mr. Barnett's election, into the Company's Common Shares at a conversion price of $2.00 U.S. per share.

         (3) For a period of five years, the Company will continue the life insurance and medical benefits provided to Mr. Barnett.

         (4) The Company will pay to Mr. Barnett the sum of $20,000 as reimbursement for his legal fees in connection with the settlement.

         (5) The Company grants to Mr. Barnett the right to receive for his lifetime, at no cost to Mr. Barnett, retail merchandise and founder's dining privileges at Company restaurants to a maximum of $3,750 per calendar year.

         (6) The Company agrees that all stock options granted to Mr. Barnett shall be deemed vested and Mr. Barnett will be entitled to purchase 215,000 of the Company's Common Shares at an average exercise price per share of U.S. $3.84.

         (7) Mr. Barnett acknowledges and agrees that he owes the sum of $350,000 to the Company, which indebtedness is evidenced by a promissory note. The Company agreed that (i) the date upon which the said sum of $350,000 is to be paid to the Company shall be the later of June 1, 2000 and the date upon which the Company makes the final payment of the $335,000 due to Mr. Barnett as described in subparagraph (2) above, and (ii) Mr. Barnett may repay his indebtedness to the Company by surrendering to the Company shares of the Company's Common Shares currently pledged by Mr. Barnett to the Company at the fair market value for such shares from time to time. Mr. Barnett's obligation to the Company arose out of his acceptance of certain claims that the Company asserted against his brother, Peter Barnett, after Peter Barnett left the employ of the Company.

         (8) Until the Company makes the final payment of the $335,000 due to Mr. Barnett, he will have a right of first refusal to purchase, at a price and on terms no less favorable to the purchaser than those the Company would accept from a third party, any Canadian operating division of the Company which the Company is prepared to sell.

         (9) Mr. Barnett shall continue to have the right to stand for election to the Company's Board of Directors upon the same terms and conditions as other non-management persons who wish to be directors.

         (10) Mr. Barnett has entered into a voting trust agreement agreeing that the trustee will vote all of the Company's Common Shares owned by Mr. Barnett (a) in favor of all resolutions to elect Mr. Barnett or under certain circumstances in the event of his death, his executor, as a director of the Company, and (b) in the discretion of the trustee in favor or against all resolutions to elect as directors of the Company all persons designated or nominated by the Company's Board of Directors. GE Investment Management (AGEIM"), the general partner of GEIPPP II, the Company's primary investor, acts as trustee with respect to such shares.

                 Comparison of Five Year Cumulative Total Return
                       Among Elephant & Castle Group Inc.,
             the S&P Restaurant Index and the NASDAQ Composite Index


                  E & C            S & P        NASDAQ

Jun-93              100            100            100
Sep-93               60            110            110
Dec-93               50            125            118
Mar-94               65            120            110
Jun-94               75            120            102
Sep-94               90            113            113
Dec-94              105            126            105
Mar-95              120            133            120
Jun-95              125            150            130
Sep-95              130            150            150
Dec-95               80            175            150
Mar-96               95            185            160
Jun-96               99            180            170
Sep-96               77            183            178
Dec-96              102            175            182
Mar-97              128            180            175
Jun-97              133            185            202
Sep-97              139            183            240
Dec-97               92            184            225
Mar-98               78            222            260
Jun-98               70            252            268
Sep-98               55            230            240
Dec-98               25            285            315
Mar-99               30            350            350

                                  PROPOSAL TWO

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors of the Company has selected Pannell Kerr Forster Worldwide to serve as the independent accountants of the Company for the fiscal year 1999, subject to ratification by the shareholders.

         Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

         A representative of Pannell Kerr Forster Worldwide is expected to be present at the Annual Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Board of Directors would have to select an alternate firm of auditors.

Compliance With Section 16(a) Reporting

         Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company's equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 27, 1998, all such filing requirements were complied with.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                       AVAILABILITY OF REPORT ON FORM 10-K

         The Company's Annual Report is being provided to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference. Any shareholder of record and each beneficial owner of the Company's securities not in receipt of Form 10-K may obtain a copy thereof without charge upon written request addressed to Rick Bryant, Vice President and Chief Financial Officer, c/o: Elephant & Castle Group Inc., 856 Homer Street, Vancouver, British Columbia, Canada V6B 2W5.

                              SHAREHOLDER PROPOSALS

         There is no provision in the Company Act of British Columbia entitling the shareholders of a company incorporated thereunder to initiate proposals for an annual general meeting. The Company is incorporated pursuant to the Company Act of British Columbia.


                                            ELEPHANT & CASTLE GROUP INC.

                                            By Order of the Board of Directors

July 23, 1999

                                  FORM OF PROXY

                          ELEPHANT & CASTLE GROUP INC.
                                 August 23, 1999

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned shareholder of Elephant & Castle Group Inc. (herein the "Company") hereby appoints Martin O'Dowd and Rick Bryant the proxy of the undersigned (with power of substitution) to vote such shareholder's shares at the Annual Meeting of the Shareholders of the Company to be held on August 23, 1999, and at any adjournments thereof, with respect to the proposals more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business that may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE MARK, SIGN, DATE AND RETURN
                        THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

        THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS SET FORTH BELOW

1.       Election of Directors:

FOR all nominees listed below               WITHHOLD AUTHORITY
(except as marked to the                    to vote for all Nominees
contrary below)                             listed below

          [ ]                                    [ ]

INSTRUCTION: If you have marked "FOR" above but wish to withhold authority for any individual nominee, strike a line through the nominee's name in the list below.

Jeffrey M. Barnett
Colin Stacey
William L. McEwen
Martin O'Dowd
David Wiederecht
Anthony Mariani
Richard Bryant


2.       Approval of Selection of Auditors

         FOR                                AGAINST                    ABSTAIN

         [ ]                                  [ ]                        [ ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

----------------------------
Signature

----------------------------
Signature if held jointly

Dated:  ____________________


Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.